UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 1, 2007

Nature’s Sunshine Products, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

75 East 1700 South
Provo, Utah		84606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:
(801) 342-4300

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications  pursuant to Rule  14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement  communications  pursuant to Rule  13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 1, 2007, Franz Cristiani resigned from his position as a director of Nature’s Sunshine Products, Inc. (the “Company”).  Mr. Cristiani also served as a member of the Audit and Compensation Committees of the Company’s Board of Directors.

Mr. Cristiani has indicated to the Company that his decision to leave the Board does not result from a disagreement with the Company.  The Company has accepted Mr. Cristiani’s resignation and has expressed to Mr. Cristiani its appreciation for his years of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nature’s Sunshine Products, Inc.

Dated: March 7, 2007	By	/s/ Stephen M. Bunker
Chief Financial Officer